SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

	    Pursuant to Section 13 or 15(d) of the Securities and
			   Exchange Act of 1934

                      Date of Report:  May 22, 2002
                    (Date of earliest event reported)

                     MERGE TECHNOLOGIES INCORPORATED
         (Exact name of registrant as specified in the charter)

    Wisconsin  		            0-29486 	        39-1600938
(State or other jurisdiction  (Commission File No.)   (IRS Employer
 of incorporation)				    Identification No.)

            1126 South 70th St. Milwaukee, Wisconsin 53214-3151
                 (Address of Principal Executive Offices)

                               (414) 977-4000
            (Registrant's telephone number including area code)

                                     N/A
        (Former name or former address, if changed since last report)

                                    INDEX
		  	           -------

						    Page Number

Item 2.  Acquisition or Disposition of Assets........... 1

Item 7.  Financial Statements and Exhibits.............. 1

	 Signatures..................................... 2


<PAGE i>



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


     On May 22, 2002, Merge Technologies Incorporated (the "Company"), through its wholly owned subsidiary, Signal Stream, Inc., acquired the assets of Aurora Technology Inc., a private Minnesota corporation ("Aurora").

     Aurora was in the business of design, production and sale of diagnostic radiology products and software that facilitate the viewing, distribution and storage of digital images. Its assets included accounts receivable, inventory, capital equipment and intangible assets. The Company intends to utilize the Aurora assets in a similar manner as Aurora.

     The purchase price was 93,901 non-registered shares of the Company's common stock plus $100,000 in cash. Twenty percent of the shares will be held in escrow for twelve months to secure obligations of Aurora. The Company has agreed to file a registration statement with the Securities and Exchange Commission with respect to the 93,901 shares of common stock issued in this transaction within 90 days.

     The consideration was negotiated at arms-length between the Company and Aurora and includes a premium over the book value of assets based on the Company's own assessment of the market value of Aurora's assets.

     A copy of the Asset Purchase Agreement is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a) Financial Statements

     Financial statements of the business acquired will be filed by amendment not later than 60 days from the date of this filing.

(b) Exhibits

     99.2.  Asset Purchase Agreement by and among the Registrant,
Signal Stream, Inc. and Aurora Technology Inc. dated April 18, 2002.


<PAGE 1>

				SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED


Dated:  May 30, 2002	 	By: /s/ Richard A. Linden
				-------------------------------
				Richard A. Linden,
				President and Chief Executive Officer


<PAGE 2>


EXHIBIT 99.2


                         ASSET PURCHASE AGREEMENT
                               BY AND AMONG
                            SIGNAL STREAM, INC.,
                       a wholly owned subsidiary of
                      Merge Technologies Incorporated

                                ("BUYER")
                                   AND
                           AURORA TECHNOLOGY INC.
                               ("SELLER")
                           DATED: APRIL 18, 2002


<PAGE 3>


   			     Table of Contents

							   Page

Article I DEFINITIONS.....................................  4

  1.1	Definitions.......................................  4

Article II PURCHASE AND SALE..............................  4

  2.1	Purchased Assets..................................  4
  2.2	Excluded Assets...................................  5
  2.3	Excluded Liabilities..............................  5
  2.4	Lease Assumption..................................  5
  2.5	Seller's Payable to Buyer.........................  5

Article III PURCHASE PRICE................................  6

  3.1	Purchase Price....................................  6
  3.2	Allocation of Purchase Price......................  6
  3.3	Working Capital...................................  6

Article IV CLOSING........................................  7

  4.1	Closing Date......................................  7
  4.2	Payment of the Purchase Price.....................  7
  4.3	Buyer's Additional Deliveries.....................  7
  4.4	Seller's Deliveries...............................  7

Article V REPRESENTATIONS AND WARRANTIES OF SELLER........  8

  5.1	Organization of Seller............................  8
  5.2	Authority of Seller...............................  8
  5.3	Financial Statements..............................  9
  5.4	Operations Since the Balance Sheet Date...........  9
  5.5	No Undisclosed Liabilities........................ 10
  5.6	Taxes............................................. 10
  5.7	Intellectual Property............................. 10
  5.8	Personal Property................................. 10
  5.9	No Violation, Litigation or Regulatory Action..... 10
  5.10	Labor and Employment Matters...................... 11
  5.11	Customers and Suppliers........................... 11
  5.12	No Finder......................................... 11
  5.13	Title to Purchased Assets......................... 11
  5.14	Lease............................................. 11

Article VI REPRESENTATIONS AND WARRANTIES OF BUYER........ 12

  6.1	Organization of Buyer............................. 12
  6.2	Authority of Buyer................................ 12
  6.3	No Finder......................................... 12
  6.4	Buyer's Due Diligence............................. 12
  6.5	Common Stock Registration......................... 13


<PAGE i>


Article VII ADDITIONAL AGREEMENTS......................... 13

  7.1	Taxes and Transfer Taxes.......................... 13
  7.2	Employees and Employee Benefit Plans.............. 13
  7.3	Change of Name.................................... 14
  7.4	Operations Prior to the Closing Date.............. 14

Article VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. 14

  8.1	No Misrepresentation or Breach of Covenants
	  and Warranties.................................. 14
  8.2	No Restraint or Litigation........................ 14
  8.3	Necessary Consents................................ 14
  8.4	No Material Adverse Changes....................... 15
  8.5	Audit and Opinion Letter.......................... 15
  8.6	Waivers........................................... 15
  8.7	Ferrania Contract................................. 15
  8.8	Estoppel Certificate.............................. 15
  8.9	Due Diligence Review.............................. 15
  8.10	Seller Operating Expenses......................... 15
  8.11	Working Capital Threshold Amount.................. 15
  8.12	Assignment of Prime Lease and Sublease............ 15

Article IX CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.. 15

  9.1	No Misrepresentation or Breach of Covenants
	  and Warranties.................................. 16
  9.2	No Restraint or Litigation........................ 16

Article X INDEMNIFICATION................................. 16

  10.1	Indemnification by Seller......................... 16
  10.2	Notice of Claims.................................. 17
  10.3	Third Person Claims............................... 17

Article XI TERMINATION.................................... 18

  11.1	Termination....................................... 18
  11.2	Notice of Termination............................. 18
  11.3	Effect of Termination............................. 18

Article XII GENERAL PROVISIONS............................ 18

  12.1	Survival of Obligations........................... 18


<PAGE ii>


  12.2	Confidential Nature of Information................ 18
  12.3	Notices........................................... 19
  12.4	Successors and Assigns............................ 20
  12.5	Entire Agreement; Amendments...................... 20
  12.6	Interpretation.................................... 20
  12.7	Further Assurances................................ 20
  12.8	Governing Law..................................... 21
  12.9	Expenses.......................................... 21
  12.10	Access to Records after Closing................... 21
  12.11	Public Disclosure................................. 21


<PAGE iii>


                        ASSET PURCHASE AGREEMENT

	THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 18, 2002 by and among SIGNAL STREAM, INC., a Wisconsin corporation ("Buyer") and AURORA TECHNOLOGY INC., a Minnesota corporation ("Seller"), under the following circumstances:

                            R E C I T A L S:
			   -----------------
	A.	Seller is, among other things, engaged in the business
of design, production and sale of diagnostic radiology products and software that facilitate viewing, distribution and storage of digital images (the "Business").
	B.	Seller desires to sell to Buyer, and Buyer desires to
purchase from Seller, on a going concern basis, certain of its assets, properties and business, all on the terms and subject to the conditions set forth herein.

	NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Buyer and Seller as follows:

DEFINITIONS
------------

Definitions. In this Agreement, capitalized terms have the meanings specified or referred to in Schedule 1.1 and shall be equally applicable to both the singular and plural forms.

PURCHASE AND SALE
-----------------

Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all assets of Seller used in connection with the Business (the "Purchased Assets"), other than the Excluded Assets, including without limitation, the following assets:

All raw materials, supplies, parts, work-in-process, finished goods and other materials included in the inventory of the Seller;

All accounts, accounts receivable, notes receivable, contract rights to payment, backlog, cash and cash equivalents of Seller;

All of the personal property, equipment, furniture and fixtures of Seller, including the items listed in Schedule 5.8;

All trademarks, service marks, trade names, trade dress (collectively, together with the associated goodwill of each "Trademarks"), patents and any pending applications to patent any technology or designs, all copyrights and all registrations of and applications to register copyrights, all licenses of and rights in any software, including all source codes with respect to such software that are available to Seller ("Computer Software") and all other intellectual property


<PAGE 4>


(collectively, the "Intellectual Property") owned by or licensed to Seller, including without limitation, the Aurora Workstation Software and all other Intellectual Property described on Schedule 5.7;

The name "Aurora Technology Inc.";

All mailing lists, customer lists and subscriber lists used in the Business;

All of Seller's interest in the Software License and Distribution Agreement between Seller, Ferrania, SPA ("Ferrania"), a corporation organized and existing under the laws of Italy, dated January 28, 2002 (the "Ferrania Agreement"), and any open purchase orders, quotation orders, and executory contracts which Buyer shall elect to include within the Purchased Assets by written notice given to Seller prior to the Closing;

Seller's interest in and to all telephone, telex, telephone facsimile numbers, other directory listings, and any assumed or fictitious names; and

All financial and employment books and records (including all data and other information stored on discs, tapes or other media) of Seller relating to the Business.

Excluded Assets. Buyer is purchasing only the Purchased Assets and is not purchasing the following assets of Seller (herein referred to as the "Excluded Assets"):

Any corporate minute books and stock transfer books and the corporate seal of Seller;

Any contracts of insurance of Seller;

Any employee benefit or welfare plans of Seller; and

Any contracts or leases of Seller which Buyer elects to exclude from the Purchased Assets.

Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, including each and every liability and obligation of Seller relating to the Purchased Assets or the Business arising from events occurring on or prior to the Closing Date (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") including, but not limited to the following:

Any account payables and accrued liabilities of any kind of Seller;

Any liabilities of Seller in respect of any Taxes of Seller for which Seller is liable;

Any liabilities in respect of the claims or proceedings described in
Schedule 5.5 or any liability described on Schedule 5.10;

Any liabilities of Seller arising under any Environmental Law or the operation of the Business prior to the Closing Date; and

<PAGE 5>

Any liabilities under any employee benefit or welfare plans of Seller.

Lease Assumption. Buyer shall assume the lease of the Seller's space located at 29870 North Skokie Blvd., Suite 102, Lake Bluff, IL 60044. Seller shall provide Buyer with an estoppel certificate (the "Estoppel Certificate") duly executed by Seller and any subtenant of Seller confirming that attached thereto is a true, accurate and complete copy of their respective leases, and that there are no defaults, or events which with the giving of notice or passage of time would constitute defaults thereunder.

Seller's Payable to Buyer. Seller has outstanding payables to Buyer in the approximate amount of $70,000. At the Closing, Buyer shall credit to Seller the total outstanding amount due Buyer for said payables.

PURCHASE PRICE
--------------

Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be (a) One Hundred Thousand Dollars ($100,000), plus (b) One Hundred Thousand shares of common stock, par value $.01 per share, of Merge Technologies Incorporated, a Wisconsin corporation ("Merge") (the "Common Stock"); provided, however, that the number of shares of Common Stock to be included within the Purchase Price shall be reduced if the Value (as herein defined) of 100,000 shares of Common Stock, as of the Closing Date, is greater than $700,000 and shall be increased if the Value of 100,000 shares, of Common Stock, as of the Closing Date is less than $600,000. The Value of the shares of Common Stock shall be equal to the average closing price of the Common Stock during the 30 trading days preceding the Closing Date (the "Value"). If the Value of 100,000 shares of the Common Stock is greater than $700,000 on the Closing Date, the number of shares of Common Stock to be issued on the Closing Date shall be reduced to the number which results in a Value of $700,000 on the Closing Date. If the Value of 100,000 shares of Common Stock is less than $600,000 on the Closing Date, the number of shares of Common Stock to be issued on the Closing Date shall be increased to the number which results in a Value of $600,000 on the Closing Date.
The Purchase Price shall be paid (i) by delivery of share certificates evidencing the number of shares of Common Stock to be issued as set forth herein and (ii) by payment of $100,000 in cash, by certified or cashier's check or by wire transfer of immediately available funds. The shares of Common Stock shall not be registered shares, but Buyer shall obtain registration of the Common Stock, as described in more particularity on Schedule 3.1 attached hereto. The shares of Common Stock shall not be subject to any restrictions except for restrictions resulting from the status of such shares as unregistered shares, which restrictions shall apply until the effectiveness of a registration statement to be filed as set forth on Schedule 3.1. In addition, twenty percent (20%) of the shares of Common Stock shall secure the Seller's obligations as set forth in the Seller Reimbursement Agreement described in Article X, below.

Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as set forth on Schedule 3.2. Buyer and Seller shall sign and submit all necessary forms to report this transaction for federal and state income tax purposes in accordance with Schedule 3.2 and shall not take a position for tax purposes inconsistent therewith.


<PAGE 6>


Working Capital. Seller represents that on the Closing Date it shall have Working Capital of at least $150,000 (the "Working Capital Threshold Amount"). For purposes hereof, the term "Working Capital" shall mean the combined total, as of the Closing Date, of Seller's:
(i) cash; (ii) accounts receivable, less allowances for doubtful and uncollectible accounts as determined by Buyer in its reasonable discretion based on its analysis of such accounts; and (iii) Order Backlog (as herein defined). Five (5) business days prior to Closing, or sooner if practical, Buyer shall provide Seller with a written list of the accounts which Buyer considers doubtful or uncollectible. For purposes hereof, the term "Order Backlog" shall mean the net invoice value of product or service orders which have neither been invoiced nor shipped, but which represent completed or substantially completed product orders, pending shipment and invoicing. The term "net invoice value" shall mean the amount properly billable to a customer of the Seller for products or services, net of all discounts, allowances, rebates or other offsets. In the event the Working Capital at the Closing is less than the Working Capital Threshold Amount, Buyer shall not be required to close and may, in its sole and absolute discretion, terminate this Agreement.

CLOSING
---------

Closing Date. The Closing shall be consummated at 10:00 A.M., local time, on April ____, 2002, or such later time or date as may be agreed upon by Buyer and Seller after the conditions set forth in Article VIII and Article IX have been satisfied or waived, at the offices of Buyer or at such other place as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."

Payment of the Purchase Price. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing, Buyer shall pay to Seller the Purchase Price by delivery of one or more share certificates issued to Seller evidencing the Common Stock and by cashier's or certified check or by wire transfer of immediately available funds with respect to the cash portion of the Purchase Price. The Common Stock will subject to registration by the Buyer as provided in Schedule 3.1 and the legend also set forth on Schedule 3.1, attached hereto.

Buyer's Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing, Buyer shall deliver (or cause to be delivered) to Seller all the following:

A certificate of good standing for Buyer, issued as of a recent date by the Secretary of State of the State of Wisconsin;

A certificate of the Secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) the current Articles of Incorporation of Buyer; (ii) the By-laws of Buyer; and (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions; and

Payment and/or delivery of the consideration described in Section
4.2, above.

At Closing, Buyer shall present employment letters to those employees of Seller to whom Buyer desires to extend offers of employment.
These letters shall be on such terms and conditions as Buyer, in its sole and absolute discretion, may determine.


<PAGE 7>


Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Article IX, at Closing, Seller shall deliver (or cause to be delivered) to Buyer all the following:

A certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Minnesota;

A certificate of the Secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the current Articles of Incorporation of Seller; (ii) the By-laws of Seller; and (iii) the resolutions of the Board of Directors of Seller and its shareholders authorizing the execution and performance of this Agreement and the contemplated transactions;

The Instrument of Assignment in the form of EXHIBIT A duly executed by Seller;

Waivers or other confirmations acceptable to Seller, in its sole and absolute discretion, that any claims asserted or threatened by third parties with respect to any Intellectual Property of Seller have been appropriately resolved., including waivers executed by Fred Behlen, Laboratory Automation, Inc. and Chris Coffin;

The consents, waivers or approvals obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement, including without limitation, waiver or consent to assignment of any executory contracts which Buyer elects, by notice to Seller, to accept or the issuance of new contracts between such parties and Buyer, upon terms agreeable to Buyer;

The Non-Compete Agreement, on such terms and conditions as Buyer may determine, duly executed by each of Kate H. Sackman, Robert W.
O'Brien and Joseph A. Golkosky;

An assignment and amendment of the Ferrania Agreement in form and substance acceptable to Buyer; and

Such bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets. Any expense or cost incurred by Seller on a post-closing basis in connection with Section 12.7 hereof shall be the sole responsibility of the Buyer.

REPRESENTATIONS AND WARRANTIES OF SELLER
----------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, which jurisdiction is the only one in which the


<PAGE 8>


ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. Seller has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

Authority of Seller. Seller has full corporate power and authority to execute, deliver and perform this Agreement and any documents to be executed and delivered by Seller in connection herewith (the "Seller Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller has been or prior to the Closing Date will have been duly authorized and approved by all necessary corporate action of Seller and does not require any further authorization or consent of Seller or its stockholders except as set forth in Section 9.3 below. Except as set forth in the foregoing sentence, this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     Except as set forth on Schedule 5.2, neither the execution and delivery of this Agreement or any Seller Ancillary Agreement by the Seller nor the consummation of any of the transactions contemplated hereby or thereby nor compliance by them with or fulfillment by them of the terms, conditions and provisions hereof or thereof will:

Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the articles of incorporation or by-laws of Seller, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or to which any of the Purchased Assets is subject or by which Seller is bound, (3) any Court Order to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, or (4) any Requirements of Laws affecting Seller or the Purchased Assets; or Require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person.

Financial Statements. Schedule 5.3 contains the audited balance sheet of the Seller for the fiscal year end as of December 31, 2001 (the "Balance Sheet") the audited Consolidated Income Statement for the twelve months then ended (collectively, the "Financial Statements") and the unaudited balance sheet and income statement for January, 2002 and February, 2002. Except as set forth therein or in the notes thereto, the Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, and the Financial Statements present fairly the financial position and results of operations of the Seller as of the date and for the respective period covered thereby, except with respect to interim financial statements, subject to normal year end adjustments.


<PAGE 9>


Operations Since the Balance Sheet Date.  Except as set forth on
Schedule 5.4(a), since December 31, 2001 there has been:
No material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits or condition (financial or otherwise) of the Seller, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future (other than general market conditions applicable to the Business), and No damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the Purchased Assets or the Business.

No Undisclosed Liabilities. Except as set forth in Schedule 5.5, to the Seller's knowledge, Seller is not subject to any liability, whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and reasonably incurred in the ordinary course of the Business after December 31, 2001.

Taxes. Seller has filed all Tax Returns which are required to be filed and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable. All monies required to be withheld by Seller from employees of the Seller for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Seller.

Intellectual Property. Schedule 5.7 sets forth all Trademarks, copyrights, Computer Software and other Intellectual Property owned by or used pursuant to license issued to Seller in connection with its Business. Seller is the owner of or is duly licensed to use the Intellectual Property and all such Intellectual Property exists and has been maintained in good standing. No other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area any mark that is identical or confusingly similar to any of the Trademarks. No third party asserts ownership or other rights in any of the Intellectual Property (except to the extent that such Intellectual Property has been properly licensed to or by Seller). Seller's use of the Intellectual Property does not infringe upon any right of any third party. To Seller's knowledge, no third parties are infringing any of Seller's rights in any of the Intellectual Property. Without limitation of the foregoing, Seller has the legal right to use all copies of all Computer Software currently used by Seller. The Intellectual Property constitutes all of the intangible property necessary in order for Seller to conduct the Business. Seller will fully cooperate with the Buyer in the assignment and transfer of all of the Intellectual Property of the Business to Buyer, including but not limited to, amending the Seller's Articles of Incorporation to change its name.

Personal Property. Schedule 5.8 contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by Seller and included in the Purchased Assets.

No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 5.9:


<PAGE 10>


The Purchased Assets and their uses comply in all material respects with all applicable Requirements of Laws and Court Orders;

Seller has complied in all material respects with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Business;

There are no lawsuits, claims, suits, proceedings or investigations pending or, to the Seller's knowledge, threatened against or affecting Seller in respect of the Purchased Assets or the Business nor, to the Seller's knowledge, is there any basis for any of the same, and there is no lawsuit, suit or proceeding pending in which Seller is the plaintiff or claimant which relates to the Purchased Assets or the Business; and

There is no action, suit or proceeding pending or, to the Seller's knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

Labor and Employment Matters. Schedule 5.10 contains: (i) a list of all employees of the Seller as the date hereof; (ii) the current annual compensation of such employees; and (iii) a list of any increase, effective after January 1, 2002, in the rate of compensation of any employees. Seller has complied in all material respects with all Requirements of Law which relate to employment, prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.
Seller does not employ any undocumented non-United States citizens. Seller believes that its relations with its employees are satisfactory. Seller is not a party to, and to Seller's knowledge, is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of Seller.

Customers and Suppliers. To Seller's knowledge, there exists no present condition or state of facts involving (i) the five (5) largest suppliers to the Seller (based on purchases by Seller during the past twelve (12) months) or (ii) the largest five (5) customers of Seller (based on purchases from Seller during the past twelve (12) months) which could have a material adverse effect on the financial condition or results of operation of the present product line of Seller; provided, however, the Seller makes no representation or warranty that such customers will continue to do business with Buyer after the Closing; provided, further, except as set forth in
Schedule 5.11, the Seller is not aware of any customers who have expressed an intention of terminating their business as a result of this transaction.

No Finder. Neither Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Title to Purchased Assets. The Purchased Assets shall be conveyed to Buyer, at Closing, free and clear of all liens, claims and encumbrances of any kind. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Purchased Assets free and clear of all liabilities of Seller, whether known or unknown, contingent or liquidated.


<PAGE 11>


Lease.  The real property leased by the Seller at 29870 North
Skokie Highway Suite 102, Lake Bluff, Illinois 60044 ("Leased Real Property"), is utilized by the Seller for business operations and is assignable to the Buyer. A true and complete copy of all lease documents will be delivered to the Buyer during the Due Diligence Review as provided in Section 8.9. This lease documentation shall include the prime lease from Highway 41, L.L.C. to Seller (the
"Prime Lease") and the existing sublease from Seller to Petit Contracting & Design, Inc. dated September 7, 2001 (the "Sublease"). All such lease documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between the Seller and any third parties claiming an interest in the Seller's interest in any leased property or otherwise relating to the Seller's use and occupancy thereof, and all material covenants, conditions, restrictions, easements and similar matters affecting the leased property have been complied with by the Seller.

REPRESENTATIONS AND WARRANTIES OF BUYER
---------------------------------------

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

Authority of Buyer. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the agreements to be executed by Buyer in connection herewith (the "Buyer Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer has been duly authorized and approved by its board of directors and does not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of it enforceable in accordance with its terms and each of the respective Buyer Ancillary Agreements to which Buyer is a party has been duly authorized by it and upon execution and delivery by it will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     Neither the execution and delivery of this Agreement or of any Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the articles of incorporation or by-laws of Buyer, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which it is bound, (3) any Court Order to which Buyer is a party or by which Buyer is bound, or (4) any Requirements of Laws affecting Buyer; or


<PAGE 12>


Require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except as contemplated in Section 8.3 hereof.

No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Buyer's Due Diligence. Buyer has had the opportunity to inspect and has inspected all of Seller's tangible personal property being purchased and sold hereunder. Buyer is relying solely on such examination as to the condition and character of all such property.

Common Stock Registration. Buyer has the requisite authority and ability to obtain registration of the Common Stock and will obtain registration of the Common Stock as specified in Schedule 3.1.

ADDITIONAL AGREEMENTS
----------------------

Taxes and Transfer Taxes.
Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date. Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of Section 7.1(a). Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

Employees and Employee Benefit Plans.
The Buyer may, in its discretion, offer employment to such of the Seller's employees listed on Schedule 5.10 as Buyer determines, solely on such terms and conditions as Buyer determines. The Seller shall use its reasonable efforts to encourage each of its employees to accept any offer of employment made by Buyer, and shall release for employment by Buyer any such employees, effective as of the Closing Date. Notwithstanding the foregoing, this Section 7.2 shall not be construed to confer upon any person other than the parties hereto any rights or remedies hereunder and shall not be construed to limit Buyer's ability to promote, demote, terminate and otherwise manage its employees, or to amend or terminate its employee benefit plans or adjust its employee compensation arrangements after the Closing Date. Buyer shall have no responsibility for any accrued vacation, sick pay or other benefits of Seller's employees as of the Closing Date.


<PAGE 13>


Buyer shall not be liable, and Seller shall retain sole responsibility and liability, for (i) any claim made by or with respect to any employee of the Seller who resigns or is or was terminated by Seller prior to the Closing Date or is on a leave of absence from Seller and does not return to active service, and (ii) any claim made by any employee or former employee of the Seller for severance pay or other post-termination benefits by reason of the transactions contemplated by this Agreement. All of such liabilities shall be treated as part of the Excluded Liabilities for all purposes hereunder.

Buyer is not purchasing and shall have no responsibility or obligation to assume, take-over or continue any employee benefit or welfare plan of Seller.

Change of Name. On the Closing Date, Seller will amend its articles of incorporation in order to change its name to a name that does not include the words "Aurora Technology Inc."

Operations Prior to the Closing Date. Seller shall operate and carry on the Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Seller shall keep and maintain the Purchased Assets in good operating condition and repair and shall use its best efforts consistent with good business practice to maintain the Business intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers and others having business relations with the Seller. Without limiting the generality of the foregoing, the Seller shall use commercially reasonable efforts to preserve the Seller's relationships with customers, clients and employees and to preserve for Buyer the integrity and reputation of the Seller and shall not take any of the following actions without the prior written consent of Buyer, which consent shall not be unreasonably withheld: (i) form or caused to be formed a subsidiary; (ii) make any change in any executive management personnel; (iii) enter into any contract of employment with or increase the compensation paid or payable to, or enter into any new arrangements with, any of its officers, directors, employees or agents, or pay or become committed to pay any of the foregoing any bonuses or other special compensation; (iv) amend its articles of incorporation or by-laws; (v) authorize, issue or sell or become committed to authorize, issue or sell any shares of capital stock or any rights or options to acquire capital stock other than shares of Seller issued to convert short and long term debt; (vi) make any single, capital expenditure in an amount exceeding $5,000 or capital expenditures which in the aggregate exceed $15,000; (vii) agree to sell, transfer, assign or encumber any of its assets; (viii) pay or declare any dividends to its shareholders; (ix) enter into any contract involving $10,000 or more; or (x) pay, declare or announce any capital distribution with respect to its shares.

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
---------------------------------------------

     The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes


<PAGE 14>


therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction contemplated by this Agreement.

No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

Necessary Consents. The parties shall have received all approvals and actions of all parties to any of the licenses or contracts described in Sections 2.1(g) and 4.4(e), and of all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Law or which are necessary to prevent a material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, or condition (financial or otherwise) of the Business.

No Material Adverse Changes. There shall have been no material adverse changes in the Business or in the Seller's financial condition or operations.

Audit and Opinion Letter. The Seller shall have provided Buyer with an audit and opinion letter for fiscal year 2001, together with such other financial statements as Buyer may reasonably require or as may be required under applicable Requirements of Law, and Buyer shall be satisfied with the content of such materials.

Waivers. Seller shall have obtained the waivers described in Section 4.4(d) and (e), above.

Ferrania Contract. Buyer shall have entered into the assignment and amendment described in Section 4.4(g), above.

Estoppel Certificate. Seller shall have delivered the fully executed Estoppel Certificate.

Due Diligence Review. Buyer's due diligence and business review of the Seller and the Business shall be satisfactory to Buyer, in its sole and absolute discretion. This due diligence and business review shall be completed by Buyer within fifteen (15) days after execution of this Agreement. Seller agrees to give Buyer and/or Buyer's agents or representatives access to all assets, properties, contracts, personnel, key customers, agents, reinsurance providers, books and records of the Seller and/or any other data and information related to the Seller as Buyer and/or its agents or representatives may deem necessary, and further agrees to cause Seller's executive employees and legal and financial representatives to meet with Buyer and answer Buyer's questions to the best of their ability, including but not limited to, their assessment of all pending, threatened or contingent claims or lawsuits against Seller.

Seller Operating Expenses. Seller shall have reduced its monthly operating expenses to less than Sixty Thousand Dollars ($60,000) per month.

Working Capital Threshold Amount. Seller shall have Working Capital of at least $150,000 on the Closing Date.


<PAGE 15>


Assignment of Prime Lease and Sublease. Buyer shall have received duly executed assignments of the Prime Lease and Sublease, in form and content acceptable to Buyer, in its reasonable discretion.

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
---------------------------------------------

     The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement.

No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

Stockholder Approval. The obligations of Seller to close the transactions contemplated by this Agreement shall be subject to Seller obtaining approval of the vote of stockholders of Seller as required by Minnesota law. Seller covenants that it shall use best efforts to obtain this approval prior to the Closing Date.

INDEMNIFICATION
----------------

Indemnification by Seller. Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses and Expenses incurred by Buyer in connection with or arising from:

Any material breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement, or any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement;

Any material breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto; and,

Any liabilities of Seller relating to or arising out of Seller's operation of the Business prior to the Closing Date.

     The indemnification provided for in this Section 10.1 shall terminate twelve months after the Closing Date (and no claims shall be made by Buyer under this Section 10.1 thereafter) and Buyer shall be limited to recovery for any indemnification sought under this Agreement and no recovery shall exceed the assets available from the Reimbursement and Escrow Agreement, attached hereto and made a part hereof as EXHIBIT B (the "Reimbursement Agreement").


<PAGE 16>


     Any Loss or Expense of which Buyer has notified Seller in accordance with the requirements of Section 10.2 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Article X, and Seller shall have reimbursed Buyer for the full amount of such Loss and Expense but limited to the assets available from the Reimbursement Agreement in accordance with this Article X. The Seller's obligations hereunder shall be secured by the terms of the Seller Reimbursement Agreement.

Notice of Claims.
Buyer (the "Indemnified Party") shall give to Seller (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. Prior to initiating any remedial action relating to any claim for which the Indemnified Party intends to seek indemnification hereunder, the Indemnified Party shall first notify the Indemnitor and obtain its consent, which consent shall not be unreasonably withheld; provided, however, the Indemnified Party shall not be required to give the Indemnitor prior written notice, if the remedial action in the opinion of the Indemnified Party is reasonably necessary to investigate damages being incurred by it; provided, further, in such a case, the Indemnified Party will give Indemnitor notice as soon as possible. The Indemnitor shall have the right to conduct and control any remedial action necessary to cure any breach by Indemnitor hereunder.

     After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

The Indemnified Party shall assign any and all rights, claims and actions against any third Person to Indemnitor relating to any Loss or Expense for which the Indemnitor indemnified the Indemnified Party.

Third Person Claims. The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against the Indemnified Party as to which indemnification will be sought by the


<PAGE 17>


Indemnified Party from the Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof. In any such case, the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith. The Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder. The Indemnified Party shall assign any and all rights, claims and actions against any third person to Indemnitor relating to any Loss or Expense for which the Indemnitor indemnified the Indemnified Party.

TERMINATION
------------

Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

By the mutual consent of Buyer and Seller;

By Buyer in the event of any material breach by Seller of any of Seller's agreements, representations, or warranties contained herein or failure of a condition precedent to Buyer's obligations hereunder; or

By Seller in the event of any material breach by Buyer of any of Buyer's agreements, representations, or warranties contained herein or failure of a condition precedent to Seller's obligations hereunder.

Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XI all further obligations of the parties under this Agreement (other than Sections 12.2 and 12.9) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

GENERAL PROVISIONS
-------------------

Survival of Obligations. All of Seller's representations, warranties, covenants and obligations contained in this Agreement shall survive for such time as the right of indemnification shall survive in Article
X. Buyer's representations, warranties, covenants and obligations shall survive for a period of twelve months, unless a different period is explicitly stated herein or in a Buyer Ancillary Agreement.


<PAGE 18>


Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement). Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery,
(b) four days after mailing, when sent by certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

	If to Seller:
		AT Inc.
		1741 Lowell Lane
		Lake Forest, Illinois 60045
		Attn: Kate Sackman
		Phone: (847) 778-8658
		Fax: (847) 295-5355

	With a copy:
		Speranza & Bates
		560 Oakwood
		Suite 101
		Lake Forest, Illinois 60045
		Attn:  Peter A. Speranza, Esq.
		Phone: (847) 615-1090
		Fax: (847) 615-1096


<PAGE 19>


	If to Buyer:
		Signal Stream, Inc.
		1126 South 70th Street
		Suite S107B
		Milwaukee, Wisconsin
		Attn: Richard A. Linden
		Phone: (414) 977-4665
		Fax: (414) 977-4200

	With a copy:
		Shefsky & Froelich Ltd.
		444 North Michigan Avenue
		Suite 2500
		Chicago, Illinois 60611
		Attn:  Mitchell D. Goldsmith, Esq.
		Phone: (312) 836-4006
		Fax: (312) 527-5921

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

Successors and Assigns.
The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.4 any right, remedy or claim under or by reason of this Agreement.

Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth herein. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller


<PAGE 20>


and Buyer have contributed substantially and materially to the preparation of this Agreement.

Further Assurances. On the Closing Date Seller shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Wisconsin.

Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants and applicable investment banking fees.

Access to Records after Closing. For a period of three years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records retained by the Seller and relating to the Business to the extent that such access may reasonably be required by Buyer in connection with matters relating to or affected by the operations of the Purchased Assets from and after the Closing Date. Such access shall be afforded by Seller upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 12.10. If Seller shall desire to dispose of any of such books and records prior to the expiration of such three-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

Public Disclosure. This Agreement and the transactions contemplated herein shall be kept confidential by the parties until a mutually agreed press release is prepared regarding the foregoing to be issued promptly following execution of this Agreement, unless prior disclosure is required by applicable law.


<PAGE 21>


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

				BUYER:
				SIGNAL STREAM, INC.

				By: /s/ Richard A. Linden
				    ------------------------------
				    Richard A. Linden, President


				SELLER:
				AURORA TECHNOLOGY INC.

				By: /s/ Kate Sackman
				    ------------------------------
				    Kate Sackman, President

<PAGE 22>

END OF DOCUMENT